Exhibit 4.10(c)

                          PLEDGE AND SECURITY AGREEMENT

     This PLEDGE AND SECURITY AGREEMENT ("Agreement") is made effective as of the 22nd day of June, 2005 ("Effective Date"), by and among White River Capital, Inc., an Indiana corporation (the "Borrower"), Castle Creek Capital Partners Fund IIa, LP, and Castle Creek Capital Partners Fund IIb, LP (each a "Secured Party" and, together, "Secured Parties") and Castle Creek Capital LLC ("Agent").

     WHEREAS, each of the Secured Parties has made a loan to Borrower respectively represented by two separate Secured Bridge Notes dated the date hereof in the aggregate principal amount of up to $2,275,000 (collectively, the "Notes");

     WHEREAS, in consideration for the loan made by Secured Parties and as evidenced by the Notes, Borrower and Secured Parties have agreed the Notes will be ratably secured by a pledge of certain Restructured Subordinated Note(s) of Union Acceptance Corporation ("UAC"), more specifically listed on Exhibit A, hereto, purchased by Borrower with the proceeds of the Notes, including reissuances thereof (collectively, the "Purchased UAC Notes");

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

     1. Creation of Security Interest. Borrower hereby pledges and grants to Agent for the benefit of each of the Secured Parties a continuing perfected lien and security interest in the Purchased UAC Notes and any and all proceeds, interest, distributions and any other property from time to time received, receivable or otherwise paid in connection with the Purchased UAC Notes and any renewals, replacements and substitutions of the Purchased UAC Notes (collectively, the "Collateral") as security for the payment, performance and observance of all Borrower's obligations under the Notes and under this Agreement. Contemporaneously with purchasing the Purchased UAC Notes, UAC is issuing to Borrower a new note evidencing the Purchased UAC Notes and reflecting the transfer thereof to Borrower and Borrower is delivering such original Purchased UAC Notes, with allonges executed in blank by Borrower attached thereto, to Castle Creek Capital LLC, general partner of each of the Secured Parties, to hold as agent for each of the Secured Parties, as their interests may appear. The security interest granted hereby to Agent is for the ratable benefit of the Secured Parties relative to the amounts outstanding under their respective Notes and is pari passu in all respects.

     2. Assurances; No Liens.

          (a) Each party shall at the request of the other execute and deliver all such further assignments and other documents and take all such further action as the parties may reasonably request in order to effect the purposes and provisions of this Agreement, including to perfect, continue, better assure or confirm the rights of Agent in the Collateral.

          (b) Borrower shall not sell, assign, pledge or allow any other persons to put a lien on the Collateral, nor permit any other person to come in possession of the Collateral.

          (c) Borrower warrants and represents that Borrower owns the Purchased UAC Notes free and clear of any liens or encumbrances, except as described in this Agreement.

     3. Payments on Collateral. So long as this Agreement is in effect, if Borrower by reason of ownership of the Collateral shall become entitled to receive, or shall receive, any payment of principal or interest thereon, Borrower shall accept the same as Agent's agent and hold the same in trust for Agent hereunder and deliver the same promptly to Agent, duly executed in blank, to be paid by Agent to Secured Parties as prepayments on the Notes. All sums of money so paid in respect of the Collateral shall, until paid or delivered to Agent, be segregated from the other property or funds of Borrower and held by Borrower in trust as additional security for the payment of the Notes. Borrower shall give Agent immediate notice of any such distribution.

     4. Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of law):

          (a) Payments of Notes. The Borrower shall fail to pay any principal of either Note or shall fail to pay any interest on either Note or any other amount owing hereunder accordance with the terms hereof or thereof;

          (b) Breach of Warranty. Any representation or warranty made by Borrower herein shall prove to have been false or misleading in any material respect as of the time it was made.

          (c) Breach of Other Covenants. Borrower shall default in the observance or performance of any other covenant, condition or provision hereof and such default shall continue unremedied for a period of ten (10) days after any officer of Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of Borrower as determined by the Agent in its sole discretion);

          (d) Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30)
     consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

          (e) Voluntary Proceedings. Borrower shall: (i) commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case under any such law, (iii) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property, (iv) make a general assignment for the benefit of creditors, (v) fail



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

     generally to pay its debts as they become due, or (vi) take any action in furtherance of any of the foregoing.

     5. Note Register. At any time and from time to time (i) whether before or after the occurrence of any Event of Default, Agent shall be entitled to register this Agreement on the note ledger and/or books of record of the issuer of the Collateral, and Borrower agrees to cause this Agreement to be so registered, and (ii) after the occurrence of any Event of Default and the continuance thereof, Agent shall be entitled to register any or all of the Collateral in its name or the name of its nominee, and Borrower shall execute such assignments and other documents, and take such other acts, all at Borrower's expense, as Agent may from time to time reasonably request to accomplish the foregoing

     6. Representations and Warranties. Borrower hereby represents, warrants, covenants and agrees that:

Borrower is and shall be at all times the record and beneficial owner of each of the Collateral, and has and shall have at all times good and marketable title thereto, free and clear of any and all liens, charges, claims and encumbrances, except the security interest granted under this Agreement, and Borrower shall defend such title against the claims and demands of all persons whomsoever. All of the Collateral are duly authorized, have been validly issued.

This Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). This Agreement creates a valid security interest in the Collateral and, upon delivery of the Purchased UAC Notes to Agent shall constitute a valid first priority perfected lien on or security interest in the Collateral.

No security agreement, financing statement, equivalent security or lien instrument, or continuation statement covering all or any part of the Purchased UAC Notes is on file or of record in any public office other than those documents reflecting liens on the Purchased UAC Notes in favor of Agent.

Borrower's place where its records concerning the Collateral are kept is 250 N. Shadeland Avenue, Indianapolis, Indiana, 46219, and Borrower shall not change such principal place of business or remove such records unless it has taken such action as is necessary to cause the security interest of Agent and the Secured Parties in the Collateral to continue to be perfected. Borrower shall not change its principal place of business or the place where its records concerning the Collateral are kept without giving at least 30 days prior written notice thereof to Agent.

Borrower is incorporated in the State of Indiana. Borrower shall not change such jurisdiction of incorporation unless it has given thirty (30) days written notice to Agent in advance of initiating any change in jurisdiction.

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

Borrower assumes full responsibility for taking any and all steps to preserve rights with respect to the Collateral against all prior parties. Agent shall be deemed to have exercised reasonable care in the preservation and custody of such of the Collateral as may be in Agent's possession if Agent takes such action for that purpose as Borrower shall reasonably request in writing; provided that such requested action shall not, in the judgment of Agent, impair Agent's prior security interest in such Collateral or its rights in or the value of such Collateral; and provided further that such written request is received by Agent in sufficient time to permit Agent to take the requested action. In the absence of such written request, Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property.

     7. Preservation and Protection of Security Interest. Borrower shall preserve and protect Agent's security interest in the Collateral and shall, at its own cost and expense, cause such security interest in the Collateral to be perfected and continue perfected so long as the Secured Obligations or any portion thereof are outstanding and unpaid and so long as any portion of the Notes shall remain unpaid, and for such purposes Borrower shall from time to time at the request of Agent file or record, or cause to be filed or recorded, such instruments, documents and notices (including, without limitation, financing statements and continuation statements) or deliver to Agent such instruments as Agent may deem necessary or advisable from time to time to perfect and continue perfected such security interests. Borrower shall do all such other acts and things and shall execute and deliver all such other instruments and documents (including, without limitation, further security agreements, pledges, endorsements, assignments and notices) as Agent may deem necessary or advisable from time to time to perfect and preserve the priority of such security interests in the Collateral, as a perfected security interest in the Collateral, prior to the rights of any other secured party or lien creditor. Agent, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of Borrower to do, at Borrower's expense, all acts and things which Agent may deem necessary or advisable to preserve, perfect and continue perfected Agent's security interests in the Collateral (including, without limitation, the signing of financing, continuation or other similar statements and notices on behalf of Borrower), which appointment is irrevocable and coupled with an interest.

     8. Covenants of Borrower. Borrower covenants and agrees with Agent that from and after the date of this Agreement and until the Notes are fully paid:

     Borrower shall not create, permit or suffer to exist, and shall defend the Collateral against, and take such other action as is necessary to remove, any lien on or security interest in the Collateral (other than liens in favor of Agent, for the benefit of the Secured Parties), and shall defend the right, title and interest of Agent, for the benefit of the Secured Parties, in and to any of such Borrower's right, title and interest in and to the Collateral and to any proceeds thereof against the claims and demands of all other Persons whomsoever.

     Borrower shall not sell, assign, exchange or otherwise transfer, or grant any options with respect to, any of the Collateral or any interest therein, or attempt or contract to do so (other than the pledge and security interest granted hereunder).

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

Borrower shall advise Agent promptly, in reasonable detail, of (i) any lien, security interest, encumbrance or claim made or asserted against any of the Collateral and (ii) the occurrence of any other event which might have a material adverse effect on the value of the Collateral or on the security interests created hereunder.

From time to time upon the request of Agent, Borrower shall execute and deliver such further documents and do such further acts and things as Agent may reasonably request to effectuate the provisions of this Agreement.

     9. Agent's Appointment as Attorney-in-Fact.

Upon the occurrence and during the continuance or existence of any Event of Default, Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing and subject to Borrower's rights under Section 5 hereof, Borrower hereby gives Agent and any officer or agent thereof, as such attorney-in-fact, the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do the following: (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to become due thereunder directly to Agent or as Agent shall direct; (ii) to receive payment of and receipt for any and all amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of the Collateral; (v) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (vi) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (vii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and (viii) in connection with a bankruptcy or similar insolvency proceeding involving the issuer of the Collateral to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of the issuer of the Collateral affecting the Collateral and, in connection therewith, may deposit or surrender control of the Collateral in exchange therefore and take such other action as deemed proper by Agent in connection therewith; and (ix) generally, to sell, transfer, pledge, vote, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and at Borrower's expense, at any time, or from time to time, all acts and things which Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Parties' security interest therein, to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

Any and all such amounts received by Agent as attorney-in-fact for Borrower may, in the sole discretion of Agent, be held by Agent as Collateral security. Borrower hereby ratifies, to the


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

extent permitted by law, all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

The powers conferred on Agent hereunder are solely to protect Agent's and each Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, managers, employees or agents shall be responsible to Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

Borrower also authorizes Agent, at any time and from time to time upon the occurrence and during the continuance or existence of any Event of Default, to execute, in connection with the sale provided for in Section 10 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     10. Remedies on Default.

If any Event of Default shall occur and be continuing or shall exist, Agent may, with or without judicial process, and, without demand or notice (and if notice is required by law, after ten days prior written notice), proceed to exercise one or more of the rights and remedies accorded a secured party by the Uniform Commercial Code as in effect in any applicable jurisdiction (the "UCC") and otherwise by law or by the terms of this Agreement. Agent's rights and remedies shall include, without limitation, the power to sell, lease, assign, give options to purchase or otherwise dispose of and deliver all or any portion of the Collateral at public or private sale or sales at such place and time and on such terms as Agent may see fit, and to endorse in the name of the appropriate Borrower any instrument representing Collateral. All of the rights and remedies of Agent under this Agreement shall be cumulative and not exclusive of other rights and remedies which it otherwise would have, whether under the Loan
Agreement, the UCC or otherwise. Agent shall not be under any obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of all or any part of the Secured Obligations.

Borrower agrees that in any sale of any of the Collateral, Agent is authorized to comply with any limitation or restriction in connection with such sale which it is advised by its counsel is appropriate (i) to avoid violation of applicable law (including, without limitation, procedures restricting the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications and restricting prospective bidders and purchasers to persons who shall represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of any Collateral, or (ii) to obtain any required approval of such sale or of a purchase of such sale by any governmental regulatory authority or official. Borrower further agrees that such compliance shall not result in any such sale being deemed not to have been made in a commercially reasonable manner, nor shall Agent be liable or accountable to Borrower for any discount allowed by reason of the fact that any Collateral are sold in compliance with any such limitation or restriction. Agent shall be under no obligation to delay the sale of any of the Collateral for the period of time necessary to permit Borrower or any Subsidiary to register securities for public sale under the Securities Act of 1933, as amended from time to time, or under applicable state securities laws, even if Borrower would agree to do so.

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

     11. Application of Proceeds. Any Collateral (including Proceeds thereof) held or realized upon at any time by Agent shall be applied as follows:

First, to reimburse Agent and the Secured Parties for expenses and fees incurred for which Borrower is obligated to pay Agent under and in accordance with this Agreement (including, without limitation, reasonable attorneys' fees and other legal expenses);

Second, toward satisfaction of the Notes; and

Third, the balance, if any, to Borrower or as required by law.

     If the proceeds of the Collateral together with the proceeds of any other collateral granted to Agent, for the benefit of the Secured Parties, by Borrower, and any of the sales or other dispositions thereof, shall be insufficient to pay the amounts secured hereby, Borrower shall remain liable for the deficiency.

     12. Limitation on Agent's Duty in Respect of Collateral. Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Except as provided in the previous sentence, Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Borrower, Agent shall account for any money received by it in respect of any foreclosure on or disposition of the Collateral.

     13. Taxes and Charges. Borrower shall pay and discharge all taxes, levies and other impositions levied on Collateral (except to the extent that such taxes, levies and other impositions shall not then be due or shall be contested in good faith by appropriate proceedings diligently conducted; provided that such reserves and other provisions as may be required by generally accepted accounting principles have been duly made and recorded). If Borrower shall fail to do so, Agent may (but shall not be obligated to) pay such taxes, levies or impositions for the account of Borrower, the amount thereof shall be added to the obligations secured hereby and shall be payable upon demand with interest accruing thereon at the default rate accruing on the Notes.

     14. Continuing Validity of Obligations.

The agreements and obligations of Borrower hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of any of the Notes or any other instrument or instruments now or hereafter evidencing the Notes, this Agreement, or any other agreement or agreements now or hereafter entered into by Borrower or Agent which might otherwise constitute a legal or equitable discharge of such agreements and obligations other than payment in full of the Notes.

Without limiting the foregoing, such agreements and obligations shall continue in full force and effect as long as the Notes or any part thereof remains outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Notes in whole or in part, (ii) any extension of the time of payment of any of the Notes or other instrument or instruments now or


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

hereafter evidencing the Notes or any part thereof, (iii) any compromise or settlement with respect to the Notes or any part thereof, or any forbearance or indulgence extended to Borrower, (iv) any amendment to or modification of the terms of any of the Notes or other instrument or instruments now or hereafter evidencing the Notes or any part thereof or any other agreement or agreements now or hereafter entered into by Borrower or Agent, (v) any substitution, exchange or release of, or failure to preserve, perfect or protect, or other dealing in respect of, the Collateral or any other property or any security for the payment of the Notes or any part thereof, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Borrower, or (vii) any other matter or thing whatsoever whereby any of the agreements and obligations of Borrower under the Notes or of Borrower hereunder or any other agreement would or might otherwise be released or discharged other than payment in full of the Notes. Borrower hereby waives notice of the acceptance of this Agreement by Agent.

To the extent that Borrower makes a payment or payments to Agent or Agent receives any payment or proceeds of the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds, the Notes or part thereof intended to be satisfied and this Agreement shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

     15. Indemnification and Expenses. Borrower shall indemnify and hold harmless Agent and each Secured Party from and against any and all claims and losses arising out of or attributable to this Agreement, except claims and losses arising from Agent's breach hereof or Agent's gross negligence or willful misconduct. Borrower shall pay Agent on demand the amount of any out-of-pocket expenses (including, without limitation, reasonable attorneys' fees) incurred by Agent or either Secured Party in connection with the enforcement of this Agreement and as otherwise provided in this Agreement.

     16. Waivers and Notices. All notices, requests, demand directions and other communications (collectively "Notices") given to or made upon any party hereto under the provisions of this Agreement shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

         If to Borrower:   White River Capital, Inc.
                           c/o Castle Creek Capital LLC
                           P.O. Box 1329
                           6051 El Tordo
                           Rancho Santa Fe, CA 92067
                           Attn:  Mark R. Ruh, President


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

                  With mandatory copy to:

                                    Eric R. Moy
                                    Barnes & Thornburg LLP
                                    11 S. Meridian St.
                                    Indianapolis, IN  46204


                  If to Agent:      Castle Creek Capital LLC
                                    P.O. Box 1329
                                    6051 E. Tordo
                                    Rancho Santa Fe, CA 92067
                                    Attn:  William J. Ruh


     No course of dealing between the Borrower and Agent, nor any failure to exercise nor any delay in exercising, on the part of Agent, any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


     17. Termination; Distribution of Collateral. The security interest and pledge created and granted hereunder shall terminate concurrently with the payment in full or satisfaction and cancellation of the Notes ("Termination Date"). On the Termination Date, the Collateral shall be returned to Borrower, at Borrower's expense, the security interest in the Collateral shall terminate and all obligations of Borrower under this Agreement (except for the provisions of Sections 14, 15 and 16 hereof which shall survive) shall terminate.

     18. Miscellaneous.

          (a) This Agreement shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Indiana. If any term or provision of this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable under the laws of any governmental authority to which this Agreement is subject, the term or provision shall be deemed severed from this Agreement, and the remaining terms and provisions shall be enforceable, to the fullest extent, permitted by law.

          (b) This Agreement shall inure to the benefit of and shall be binding upon the respective successors, assigns and legal representatives of the parties hereto.

          (c) Captions used herein are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          (e) This Agreement may not be changed, modified or, except as provided herein, terminated, in whole or in part, except by a written instrument signed by the party against whom any such change, modification or termination is sought to be enforced.

                     [remainder of page intentionally blank]

     IN WITNESS WHEREOF, Borrower, Secured Parties and Agent have caused this Agreement to be executed as of the date first above written.

                                   "BORROWER"


                             WHITE RIVER CAPITAL, INC.




                             By:      /s/ Mark R. Ruh
                                      ------------------------------------------
                             Name:    Mark R. Ruh
                             Title:   President and Chief Financial Officer


STATE OF CALIFORNIA    )
                       ) SS:
COUNTY OF SAN DIEGO    )

     Before me, a Notary Public,  in and for said County and State appeared Mark
R. Ruh, the President and Chief Financial Officer of WHITE RIVER CAPITAL, INC., who acknowledged the execution of the foregoing Pledge and Security Agreement, by and on behalf of such corporation.

     WITNESS my hand and Notarial Seal this 22nd day of June 2005.

My commission expires:

  February 3, 2009                              /s/ Anamarta Laviaguerre
------------------------------              ------------------------------------
                                                Notary Public - Signature

My county of residence is:

        San Diego                                 Anamarta Laviaguerre
------------------------------             -------------------------------------
                                                Notary Public - Printed


                                           "SECURED PARTY"

                             CASTLE CREEK CAPITAL PARTNERS FUND IIA, LP


                             By:  Castle Creek Capital, LLC, its General Partner


                             By:      /s/ William J. Ruh
                                      ------------------------------------------
                             Name:    William J. Ruh
                             Title:   Executive Vice President

                                                "SECURED PARTY"

                             CASTLE CREEK CAPITAL PARTNERS FUND IIB, LP


                             By:  Castle Creek Capital, LLC, its General Partner



                             By:      /s/ William J. Ruh
                                      ------------------------------------------
                             Name:    William J. Ruh
                             Title:   Executive Vice President


                                                "AGENT"

                             CASTLE CREEK CAPITAL LLC




                             By:      /s/ William J. Ruh
                                      ------------------------------------------
                             Name:    William J. Ruh
                             Title:   Executive Vice President

                                                                       EXHIBIT A

                                  PLEDGED NOTES


Restructured Subordinated Note No. 25, of Union Acceptance Corporation

                  Face Amount:      $41,341,325.00

                  Issued to:        White River Capital, Inc.